 1 NovaStar Home Equity Loan Trust NovaStar Home Equity Loan Asset-Backed Notes Series 1998-1 Statement To Bondholder
----------------------------------------------------------------------------------------------------------------------------------- DISTRIBUTIONS IN DOLLARS PRIOR CUMULATIVE CURRENT ORIGINAL PRINCIPAL REALIZED REALIZED DEFERRED PRINCIPAL CLASS FACE VALUE BALANCE INTEREST PRINCIPAL TOTAL LOSSES LOSSES INTEREST BALANCE ----------------------------------------------------------------------------------------------------------------------------------- BONDS 300,000,000.00 300,000,000.00 1,192,968.75 1,646,139.56 2,839,108.31 0.00 0.00 0.00 298,353,860.44 ----------------------------------------------------------------------------------------------------------------------------------- TOTALS 300,000,000.00 300,000,000.00 1,192,968.75 1,646,139.56 2,839,108.31 0.00 0.00 0.00 298,353,860.44 -----------------------------------------------------------------------------------------------------------------------------------
Maximum Bond Interest Rate 13.50000% Available Funds Interest Rate 8.46379% Bond Interest Rate 5.72625%
----------------------------------------------------------------------------------------------------------------------------------- FACTOR INFORMATION PER $1000 OF ORIGINAL FACE PASS-THROUGH PRIOR CURRENT RATES PRINCIPAL PRINCIPAL CLASS CUSIP BALANCE INTEREST PRINCIPAL TOTAL BALANCE CURRENT NEXT ----------------------------------------------------------------------------------------------------------------------------------- BONDS 66987XAA3 1,000.00 3.976563 5.487132 9.463694 994.51 5.726250% 6.048440%
----------------------------------------------------------------------------------------------------------------------------------- SELLER: NOVASTAR FINANCIAL, INC. SERVICER: NOVASTAR MORTGAGE CORPORATION RECORD DATE: May 26, 1998 DISTRIBUTION DATE: April 30, 1998 -----------------------------------------------------------------------------------------------------------------------------------
Page 1 of 2 2 NovaStar Home Equity Loan Trust NovaStar Home Equity Loan Asset-Backed Notes Series 1998-1 Statement To Bondholder ----------------------------------------------------------------------------------------------------------------------------------- Distribution Date: May 26, 1998 ----------------------------------------------------------------------------------------------------------------------------------- ----------------------------------------------------------------------------------------------------------------------------------- -------------------------------------------------------------------------------------- Aggregate Collections From the Mortgage Loans -------------------------------------------------------------------------------------- Total Collection on Pool 3,897,513.36 Total Servicer Advances 0.00 Total Compensating Interest 0.00 -------------------------------------------------------------------------------------- Available Funds Cap Carry-Forward Amount 0.00 Aggregate Unpaid Available Funds Cap Carry-Forward Amount 0.00 Current Period Insured Payments Paid by Insurer 0.00 Aggregate Unreimbursed Insured Amounts Payable to Insurer 0.00 Aggregate Beginning Principal Balance of Mortgage Loans 303,030,303.14 Aggregate Ending Principal Balance of Mortgage Loans 301,384,163.58 Required Subordination Amount 3,030,303.14 Current Subordination Amount 3,030,303.14 Subordination Increase Amount 0.00 Subordination Reduction Amount 0.00 Net Monthly Excess Cashflow 1,011,755.70 Unpaid Accrued Interest 0.00 Current Realized Loss on Mortgage Loans 0.00 Aggregate Realized Loss on Mortgage Loans 0.00 Weighted Average Net Mortgage Rate 7.65492626% ---------------------------------------------------------------------------------------------------- DELINQUENCY DELINQUENT DELINQUENT DELINQUENT LOANS IN REO INFORMATION 30-59 DAYS 60-89 DAYS 90 + DAYS FORECLOSURE PROPERTY ---------------------------------------------------------------------------------------------------- PRINCIPAL BALANCE 2,006,002.92 171,750.00 136,000.00 307,750.00 0.00 NUMBER OF LOANS 15 3 1 4 0 ---------------------------------------------------------------------------------------------------- ------------------------------------------------------ REPURCHASE Current Cumulative INFORMATION Period History ------------------------------------------------------ PRINCIPAL BALANCE 0.00 0.00 NUMBER OF LOANS 0 0 ------------------------------------------------------ Cumulative Loss Percentage 0.00000% Delinquency Percentage 0.04513% Rolling Delinquency Percentage 0.04513% Prepayment Interest Shortfalls 0.00 Relief Act Shortfalls 0.00 -----------------------------------------------------------------------------------------------------------------------------------
Page 2 of 2 3 NovaStar Home Equity Loan Trust NovaStar Home Equity Loan Asset-Backed Notes Series 1998-1 Statement To Certificateholder
----------------------------------------------------------------------------------------------------------------------------------- DISTRIBUTIONS IN DOLLARS PRIOR CUMULATIVE CURRENT ORIGINAL PRINCIPAL REALIZED REALIZED DEFERRED PRINCIPAL CLASS FACE VALUE BALANCE INTEREST PRINCIPAL TOTAL LOSSES LOSSES INTEREST BALANCE ----------------------------------------------------------------------------------------------------------------------------------- Certificate 0.00 0.00 1,011,755.70 0.00 1,011,755.70 0.00 0.00 0.00 0.00 ----------------------------------------------------------------------------------------------------------------------------------- TOTALS 0.00 0.00 1,011,755.70 0.00 1,011,755.70 0.00 0.00 0.00 0.00 -----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------- SELLER: NOVASTAR FINANCIAL, INC. SERVICER: NOVASTAR MORTGAGE CORPORATION RECORD DATE: DISTRIBUTION DATE: December 26, 1997 -----------------------------------------------------------------------------------------------------------------------------------